SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
              ----------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported) December 5, 2005
              ----------------------------------------------------

                                TRUE HEALTH, INC.
             (Exact name of registrant as specified in its charter)

                                      Utah
         (State or other jurisdiction of incorporation or organization)

                                   75-2263732
                      (IRS Employer Identification Number)

                           Kelsy House, 77 High Street
                          Beckenham, Kent, UK. BR3 1AN
                    (Address of principal executive offices)

                          David Francis, Chairman & CEO
                                True Health, Inc.
                           Kelsy House, 77 High Street
                          Beckenham, Kent, UK. BR3 1AN
                     (Name and address of agent for service)

                             011 44 (0)208 658 9575
          (Telephone number, including area code of agent for service)

 SECTION 8 - OTHER EVENTS

 ITEM 8.01  OTHER EVENTS

         Effective Monday December 5, 2005 Westmeria Health Care Limited, the main wholly owned trading subsidiary of True Health Inc., signed a sale and purchase agreement whereby it sold fifty (50) percent of its recruitment business and associated assets to the Managing Director of that division, Tom O'Shea. The purchase price of $86,500 is payable by an initial deposit of $17,300 upon signing with the remaining balance payable upon completion which is expected to be within the next thirty days.

         At the same time Mr. O'Shea resigns as director of True Health Inc. and takes up his role as Managing Director of Westmeria Recruitment Limited, a company in which True Health retains 50%. The main terms of Mr O'Shea's employment agreement do not significantly differ from that of his previous contract with the parent company.

         The transaction values the recruitment business as being $173,000. The directors of True Health consider the sale of half of this business to its Managing Director to be in the best interests of all shareholders, bearing in mind the positive cash flow effect and the additional motivational effect in profiting from the developing the recruitment business in future.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          TRUE HEALTH, INC.



                                          By: /s/David Francis
                                             ---------------------------------
                                                David Francis, President


Date:  December 7, 2005